    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2005

                                                     REGISTRATION NO. 333-128392
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              MAGYAR BANCORP, INC.
                 (Name of Small Business Issuer in Its Charter)

              DELAWARE                                      6712
   (State or Other Jurisdiction of              (Primary Standard Industrial
   Incorporation or Organization)                Classification Code Number)

                                TO BE APPLIED FOR
                                (I.R.S. Employer
                             Identification Number)

                               400 SOMERSET STREET
                         NEW BRUNSWICK, NEW JERSEY 08903
                                 (732) 342-7600
          (Address and Telephone Number of Principal Executive Offices)

                               400 SOMERSET STREET
                         NEW BRUNSWICK, NEW JERSEY 08903
                    (Address of Principal Place of Business)

                               ELIZABETH E. HANCE
                               400 SOMERSET STREET
                         NEW BRUNSWICK, NEW JERSEY 08903
                                 (732) 342-7600
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                              JOHN J. GORMAN, ESQ.
                            ROBERT B. POMERENK, ESQ.
                       LUSE GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015
                                 (202) 274-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                              CALCULATION OF REGISTRATION FEE

======================================== =================== ==================== ==================== =====================

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED           PER SHARE          OFFERING PRICE      REGISTRATION FEE
---------------------------------------- ------------------- -------------------- -------------------- ---------------------
Common Stock, $0.01 par value per share   2,723,292 shares         $10.00          $ 27,232,920 (1)         $3,206 (2)
---------------------------------------- ------------------- -------------------- -------------------- ---------------------

Participation Interests                  153,333 interests             --                    --                    (3)
---------------------------------------- ------------------- -------------------- -------------------- ---------------------

(1)     Estimated solely for the purpose of calculating the registration fee.
(2)     Previously paid.
(3) The securities of Magyar Bancorp, Inc. to be purchased by the Magyar Bank 401(k) Profit Sharing Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART II:       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

Articles NINTH and TENTH of the Certificate of Incorporation of Magyar Bancorp, Inc. (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

        NINTH:

        A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

        D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

        E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

        TENTH: A Director of this Corporation shall not be personally liable to the Corporation, its stockholders or to depositors of its savings bank subsidiary for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation, its stockholders or to depositors of its savings bank subsidiary,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                         AMOUNT
                                                                                         ------
        *       Legal Fees and Expenses...........................................    $    200,000
        *       Accounting Fees and Expenses......................................         125,000
        *       Conversion Agent and Data Processing Fees.........................          10,000
        *       Marketing Agent Fees and Expenses, including attorney's fees (1)..         212,000
        *       Appraisal and Business Plan Fees and Expenses.....................          45,000
        *       Printing, Postage, Mailing and EDGAR..............................          70,000
        *       New Jersey Filing Fee.............................................          10,000
        *       SEC Filing Fee....................................................           3,206
        *       NASD Fee..........................................................           3,224
        *       NASDAQ Filing Fee.................................................         100,000
        *       Transfer Agent and registrar fees and expenses....................          10,000
        *       Other.............................................................          12,570
                                                                                      ------------
        *       Total ............................................................    $    801,000
                                                                                      ============

----------------
*       Estimated
(1) Magyar Bancorp, Inc. has retained Ryan Beck & Co. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the midpoint of the offering range.

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

                Not Applicable.

ITEM 27.        EXHIBITS:

                The exhibits filed as part of this registration statement are as follows:

        (A)     LIST OF EXHIBITS

1.1     Engagement Letter between Magyar Bank and Ryan Beck & Co.*
1.2     Form of Agency Agreement between Magyar Bancorp, Inc. and Ryan Beck &
        Co.*
2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*
3.1     Certificate of Incorporation of Magyar Bancorp, Inc.*
3.2     Bylaws of Magyar Bancorp, Inc.*
4       Form of Common Stock Certificate of Magyar Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
10.1    Form of Employee Stock Ownership Plan*
10.2    Executive Supplemental Retirement Income Agreement for Elizabeth E.
        Hance*
10.3 First Amendment to the Executive Supplemental Retirement Income Agreement for Elizabeth E. Hance*
10.4 Director Supplemental Retirement Income and Deferred Compensation Agreement for Elizabeth E. Hance*
10.5 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.6 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.7 Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.8 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.9 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph A. Yelencsics*
10.10 Director Supplemental Retirement Income and Deferred Compensation Agreement for Edward C. Stokes, III*
10.11 Director Supplemental Retirement Income and Deferred Compensation Agreement for Martin A. Lukacs*
10.12 Director Supplemental Retirement Income and Deferred Compensation Agreement for Thomas Lankey*
10.13 Director Supplemental Retirement Income and Deferred Compensation Agreement for Andrew G. Hodulik*

10.14   Form of Employment Agreement for Elizabeth E. Hance*
10.15   Form of Change in Control Agreement*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2    Consent of Grant Thornton LLP*
23.3    Consent of FinPro, Inc.*
24      Power of Attorney (set forth on signature page)
99.1    Appraisal Agreement between Magyar Bank. and FinPro, Inc.*
99.2    Business Plan Agreement between Magyar Bank and FinPro, Inc.*
99.3    Appraisal Report of FinPro, Inc.*,**
99.3.1  Updated Appraisal Report of FinPro, Inc.*,**
99.4    Letter of FinPro, Inc. with respect to Subscription Rights*

99.5    Marketing Materials*
99.5.1  Additional Marketing Materials*
99.6    Order and Acknowledgment Form*
99.7    Letters to Depositors

-------------------------------
*       Previously filed.
**      Supporting financial schedules filed pursuant to Rule 202 of Regulation
        S-T.


ITEM 28.        UNDERTAKINGS

                The undersigned Registrant hereby undertakes:

                (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                        (i) Include any prospectus required by Section 10(a)(3)
                of the Securities Act of 1933;

                        (ii)Reflect in the prospectus any facts or events which,
                individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) Include any additional or changed material
                information on the plan of distribution.

                (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New Brunswick, State of New Jersey on December 9, 2005.


                                          MAGYAR BANCORP, INC.


                                          By: /s/ Elizabeth E. Hance
                                              --------------------------------
                                              Elizabeth E. Hance
                                              President and Chief Executive
                                              Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Magyar Bancorp, Inc. (the "Company") hereby severally constitute and appoint Elizabeth E. Hance as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Elizabeth E. Hance may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Elizabeth E. Hance shall do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


            Signatures                               Title                          Date
            ----------                               -----                          ----


/s/ Elizabeth E. Hance                President, Chief Executive              December 9, 2005
--------------------------------      Officer and Director (Principal
Elizabeth E. Hance                    Executive Officer)


/s/ Jon Ansari                        Vice President and Chief                December 9, 2005
--------------------------------      Financial Officer (Principal
Jon Ansari                            Financial and Accounting Officer)


/s/ Joseph J. Lukacs, Jr.             Chairman of the Board                   December 9, 2005
--------------------------------
Joseph J. Lukacs, Jr.


/s/ Andrew Hodulik                    Director                                December 9, 2005
--------------------------------
Andrew Hodulik


/s/ Thomas Lankey                     Director                                December 9, 2005
--------------------------------
Thomas Lankey



/s/ Martin A. Lukacs                  Director                                December 9, 2005
-------------------------------
Martin A. Lukacs, D.M.D


/s/ Salvatore J. Romano               Director                                December 9, 2005
-------------------------------
Salvatore J. Romano, Ph.D.


/s/ Edward C. Stokes, III             Director                                December 9, 2005
-------------------------------
Edward C. Stokes, III


/s/ Joseph A. Yelecsics               Director                                December 9, 2005
-------------------------------
Joseph A. Yelencsics


    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2005

                                                     REGISTRATION NO. 333-128392
================================================================================



                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------





                                    EXHIBITS
                                       TO

                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE

                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2





                              MAGYAR BANCORP, INC.
                            NEW BRUNSWICK, NEW JERSEY



================================================================================

                                  EXHIBIT INDEX


1.1     Engagement Letter between Magyar Bank and Ryan Beck & Co.*
1.2     Form of Agency Agreement between Magyar Bancorp, Inc. and Ryan Beck &
        Co.*
2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*
3.1     Certificate of Incorporation of Magyar Bancorp, Inc.*
3.2     Bylaws of Magyar Bancorp, Inc.*
4       Form of Common Stock Certificate of Magyar Bancorp, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8       Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
10.1    Form of Employee Stock Ownership Plan*
10.2    Executive Supplemental Retirement Income Agreement for Elizabeth E.
        Hance*
10.3 First Amendment to the Executive Supplemental Retirement Income Agreement for Elizabeth E. Hance*
10.4 Director Supplemental Retirement Income and Deferred Compensation Agreement for Elizabeth E. Hance*
10.5 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.6 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph J. Lukacs, Jr.*
10.7 Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.8 First Amendment to the Director Supplemental Retirement Income and Deferred Compensation Agreement for Salvatore J. Romano*
10.9 Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph A. Yelencsics*
10.10 Director Supplemental Retirement Income and Deferred Compensation Agreement for Edward C. Stokes, III*
10.11 Director Supplemental Retirement Income and Deferred Compensation Agreement for Martin A. Lukacs*
10.12 Director Supplemental Retirement Income and Deferred Compensation Agreement for Thomas Lankey*
10.13 Director Supplemental Retirement Income and Deferred Compensation Agreement for Andrew G. Hodulik*
10.14   Form of Employment Agreement for Elizabeth E. Hance*
10.15   Form of Change in Control Agreement*
21      Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2    Consent of Grant Thornton LLP*
23.3    Consent of FinPro, Inc.*
24      Power of Attorney (set forth on signature page)
99.1    Appraisal Agreement between Magyar Bank and FinPro, Inc.*
99.2    Business Plan Agreement between Magyar Bank and FinPro, Inc.*
99.3    Appraisal Report of FinPro, Inc.*,**

99.3.1  Updated Appraisal Report of FinPro, Inc.*,**

99.4    Letter of FinPro, Inc. with respect to Subscription Rights*

99.5    Marketing Materials*
99.5.1  Additional Marketing Materials*
99.6    Order and Acknowledgment Form*
99.7    Letters to Depositors

-------------------------------
*       Previously filed.
**      Supporting financial schedules filed pursuant to Rule 202 of Regulation
        S-T.